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                                                                    Exhibit 99.7


                             STOCK OPTION AGREEMENT


      THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into, effective as of January 5, 1997, by MULTIPLE ZONES INTERNATIONAL, INC., a Washington corporation (the "Company"), and CAROL L. MILTNER (the "Holder").

                                  R E C I T A L

      The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company to grant the option provided for herein to the Holder in consideration of services rendered and to be rendered to the Company.

      NOW, THEREFORE, the Company and the Holder covenant and agree as follows:

      1. GRANT OF THE OPTION. The Company hereby grants to the Holder a stock option (the "Option") to acquire from the Company two thousand five hundred (2,500) shares of the Common Stock of the Company, no par value per share (the "Common Stock"), at the price of Ten and One-half Dollars ($10.50) per share (the "Option Price"), subject to all of the provisions of this Agreement.

      2. TERM OF THE OPTION. Unless earlier terminated in accordance with the provisions of this Agreement, the Option will terminate on January 4, 2007.

      3. VESTING. The Option will vest and become exercisable (a) as to twenty-five percent (25%) of the shares subject thereto on January 5, 1998, and
(b) as to an additional twenty-five percent (25%) of the shares subject thereto on January 5 of each succeeding year through and including January 5, 2001; PROVIDED, HOWEVER, that, if the Holder ceases to serve as a member of the Board for any reason, including death or disability, the Option will not vest further thereafter.

      4. ADJUSTMENTS. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Board determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including mergers or consolidations other than those which constitute Significant Transactions) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Option, then the Board shall make such adjustments to (a) the number of shares of Common Stock subject to this Option, and (b) the Option Price, as the Board, in its sole discretion deems equitable and appropriate. The Board may, if deemed appropriate, provide for a cash payment to the Holder in connection with any adjustment made pursuant to this Section 4.
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      5. EXERCISE OF THE OPTION. In order to exercise the Option, the Holder must do the following:

            (a) deliver to the Company a written notice, in the form of the attached Exhibit A, specifying the number of shares of Common Stock for which the Option is being exercised;

            (b) surrender this Agreement to the Company;

            (c) tender payment of the aggregate Option Price for the shares for which the Option is being exercised, which payment may be made (i) in cash or by check; (ii) by delivery to the Company of shares of Common Stock that (A) have a Fair Market Value (as defined below), as of the date of exercise, equal to the aggregate Option Price payable, and (B) have been held by the Holder for at least six (6) months prior to the date of exercise; or (iii) by such other means as the Board, in its sole discretion, shall permit at the time of exercise;

            (d) pay, or make arrangements satisfactory to the Board for payment to the Company of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise of the Option; and

            (e) execute and deliver to the Company any other documents required from time to time by the Board in order to promote compliance with the 1933 Act, applicable state securities laws, or any other applicable law, rule or regulation.

For purposes of this Section 5, "Fair Market Value" on any day means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported by The Nasdaq Stock Market, or, if such prices or quotations are not reported by The Nasdaq Stock Market, as reported by any other available source of prices or quotations selected by the Committee. If the Common Stock is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the Board on the basis of such considerations as it deems appropriate.

      6. DELIVERY OF SHARE CERTIFICATE. As soon as practicable after the Option has been duly exercised, the Company will deliver to the Holder a certificate for the shares of Common Stock for which the Option was exercised. Unless the Option has expired or been exercised in full, the Company and the Holder agree to execute a new Stock Option Agreement, covering the remaining shares of Common Stock that may be acquired upon exercise of the Option, which will be identical to this Agreement except as to the number of shares of Common Stock subject thereto. In lieu of replacing this Agreement in such manner, the Company may affix to this Agreement an appropriate notation indicating the number of shares for which the Option was exercised and return this Agreement to the Holder.

      7. NO RIGHT TO CONTINUE AS DIRECTOR. Nothing contained in this Agreement shall confer or be construed to confer on the Holder any right to continue as a member of the Board.

      8. RIGHTS AS SHAREHOLDER. The Holder will have no rights as a shareholder of the Company on account of the Option or on account of shares of Common Stock which will be


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acquired upon exercise of the Option (but with respect to which no certificates have been delivered to the Holder).

      9. TAX WITHHOLDING. The Holder agrees to pay, or make arrangements satisfactory to the Board for payment to the Company of, all federal, state and local income, employment and other taxes, if any, required to be withheld by the Company in connection with the exercise of the Option or any sale, transfer or other disposition of any shares of Common Stock acquired upon exercise of the Option. If the Holder fails to do so, then the Holder hereby authorizes the Company to deduct all or any portion of such taxes from any payment of any kind otherwise due to the Holder.

      10. FURTHER ASSURANCES. The Holder agrees to from time to time execute such additional documents as the Company may reasonably require in order to effectuate the purposes of this Agreement.

      11. BINDING EFFECT. This Agreement shall be binding upon the Holder and his or her heirs, successors and assigns.

      12. ENTIRE AGREEMENT; MODIFICATIONS. This Agreement constitutes the entire agreement and understanding between the Company and the Holder regarding the subject matter hereof. No modification of the Option or this Agreement, or waiver of any provision of this Agreement, shall be valid unless in writing and duly executed by the Company and the Holder. The failure of any party to enforce any of that party's rights against the other party for breach of any of the terms of this Agreement shall not be construed as a waiver of such rights as to any continued or subsequent breach.

      13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Washington.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"Company"                                 MULTIPLE ZONES
                                          INTERNATIONAL, INC.


                                       By /s/ John E. DeFeo
                                          -------------------------------------
                                          John E. DeFeo
                                          President and Chief Executive Officer



"Holder"                                  /s/ Carol L. Miltner
                                          -------------------------------------
                                          CAROL L. MILTNER


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                           FORM OF EXERCISE OF OPTION


To:  MULTIPLE ZONES INTERNATIONAL, INC.
     707 South Grady Way
     Renton, Washington 98055-3233


      The undersigned holds Option Number OPT-012 (the "Option"), represented by a Stock Option Agreement dated effective as of January 5, 1997 (the "Agreement"), granted to the undersigned by Multiple Zones International, Inc. (the "Company"). The undersigned hereby exercises the Option and elects to purchase _______________ shares (the "Shares") of Common Stock of the Company pursuant to the Option. This notice is accompanied by full payment of the Option Price for the Shares in cash or by check or in another manner permitted by
Section 5(c) of the Agreement. The undersigned has also paid, or make arrangements satisfactory to the Board for payment of, all federal, state and local taxes, if any, required to be withheld by the Company in connection with the exercise of the Option.



     Date: _________________ , _____.



                                       ______________________________________
                                       Name of Holder



                                   EXHIBIT A